Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed to Discuss Its Pharmaceutical Pipeline and 2024 Strategic Priorities in
Fireside Chat with Water Tower Research on January 25, 2024 at 1pm ET

Vancouver, BC – January 18, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs, will be participating in the Water Tower Research Fireside Chat Series on January 25, 2024, at 1:00 pm ET.

This event is open access for all investors. Topics will include:

●	An overview of InMed’s pharmaceutical pipeline in Alzheimer’s and Age-related Macular Degeneration (“AMD”)

●	A discussion of upcoming 2024 milestones in both InMed’s pharmaceutical drug development and in BayMedica’s health and wellness initiatives

●	An overview of cannabinoids and their possible role in the treatment of Alzheimer’s

Interested parties can register for the event at the link below. Replays of the webcast will also be available after the event.

PLEASE REGISTER HERE

About InMed:

InMed Pharmaceuticals is a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs. Together with our subsidiary, BayMedica, we have unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. We are a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

About Water Tower Research:

Water Tower Research is a shareholder communication and engagement platform powered by senior industry experts with significant Wall Street experience. We create, deliver, and maintain the information flow required to build and preserve relationships with every stakeholder and potential investor. Our foundation is built on Wall Street veterans using open digital distribution strategies that are accessible by everyone. “Research for the Other 99%™” opens the door to reach a much broader and diverse set of investors while helping to strengthen overall communications, transparency, and engagement. For more information, visit https://www.watertowerresearch.com/home.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: Upcoming milestones for 2024; overview of cannabinoids and their possible role in the treatment of Alzheimer’s.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.